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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Centura Software Corporation of our report dated January 28, 1997 relating to the financial statements of Centura Software Corporation, which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Information".


/s/ Price Waterhouse LLP
Price Waterhouse LLP


San Jose, California
March 31, 1997